                                                                    EXHIBIT 10.7

                                                             DUE: August 1, 2001

                                PROMISSORY NOTE

                               Cost-U-Less. Inc.

$8,000,000.00                                          Dated: September 15, 2000
                                                             Seattle, Washington

      Cost-U-Less, Inc., a Washington corporation ("Maker") unconditionally promises to pay to the order of BANK OF AMERICA, N.A. ("Bank"), at its Strategies Team office, on or before August 1, 2001, in immediately available funds, the principal sum of Eight Million and 00/100 Dollars ($8,000,000.00), or such lesser sum as may be advanced hereunder. Maker further agrees to pay interest on the daily unpaid principal balance, in arrears on the 1st day of each month, beginning the 1st day of October, 2000, in accordance with the terms, conditions, and definitions of Exhibit A attached, which are incorporated herein. Also incorporated herein is Exhibit 1 attached hereto, regarding prepayment fees.

      All advances under this Note, all conversions between the interest rate options, and all payments of principal and interest may be reflected on a schedule or a computer-generated statement which shall become a part hereof. All unpaid principal and accrued but unpaid interest under this Note shall be paid in full on August 1, 2001.

      Bank is authorized to automatically debit each required installment of interest from Maker's checking account number 68338 813 at Bank, or such other deposit account at Bank as Maker may authorize in the future.

      If all or any portion of the principal amount or any installment of interest is not paid when due, interest shall accrue, at the option of the holder of this Note, from the date of default at a floating rate per annum three percent (3%) above the Prime Rate, as the Prime Rate may vary from time to time, and the entire unpaid principal amount of this Note, together with all accrued interest, shall become immediately due and payable at the option of the holder hereof.

      Advances under this Note may be made by Bank at the oral or written request of Renee Underwood, Martin Moore, Roy Sorenson any one acting alone, who are authorized to request advances and direct the disposition of any such advances until written notice of the revocation of such authority is received by Bank at its office indicated above. Any such advance shall be conclusively presumed to have been made to or for the benefit of Maker when made in accordance with such requests and directions, or when said advances are deposited to the credit of an account of Maker with Bank, regardless of the fact that persons other than those authorized under this paragraph may have authority to draw against such account.

      Maker hereby waives presentment, demand, protest, and notice of dishonor hereof. Each party signing or endorsing this Note signs as maker and principal, and not as guarantor, surety, or accommodation party; and is estopped from asserting any defense based on any capacity other than maker or principal.

      This Note shall be governed by and construed in accordance with the laws of the State of Washington.

      ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                                Cost-U-Less. Inc.


                                                By: /s/ Jeffrey Meder
                                                    ----------------------------
                                                Its: Pres. & CEO
                                                     ---------------------------

                                   EXHIBIT A
                              INTEREST PROVISIONS

                                   ARTICLE 1

                                  Definitions

      All terms defined below shall have the meaning indicated:

      1.1 Adjusted LIBOR Rate shall mean for any day that per annum rate equal to the sum of (a) the applicable margin, (b) the Assessment Rate, and (c) the quotient of (i) the LIBOR Rate as determined for such day, divided by (ii) the Reserve Adjustment. The Adjusted LIBOR Rate shall change with any change in the LIBOR Rate on the first day of each Interest Period and on the effective date of any change in the Assessment Rate or Reserve Adjustment.

      1.2 Advances shall mean the disbursement of Loan proceeds under the Note.

      1.3 Applicable Margin shall be the following amounts per annum, based upon the ratio of current assets to current liabilities (as defined in Exhibit A to the Business Loan Agreement), as set forth in the most recent compliance certificate received by the Bank as required in the Exhibit A; provided, however, that, until the Bank receives the first compliance certificate, and during any period when a compliance certificate has not been delivered to the Bank as agreed, the applicable margin shall be the one indicated for pricing Level 3 set forth below:

                 Pricing Level      Ratio              Applicable Margin
                 -------------      -----              -----------------
                    1               1.2:1 or higher               1.50%
                    2               1.0:1 to less than 1.2:1      1.75%
                    3               less than 1.0:1               2.00%

      1.4 Assessment Rate shall mean as of any day the minimum annual percentage rate established by the Federal Deposit Insurance Corporation (or any successor) for the assessment due from members of the Bank Insurance Fund (or any successor) in effect for the assessment period during which said day occurs based on deposits maintained at such members' offices located outside of the United States. In the event of a retroactive reduction in the Assessment Rate after a commencement of any Interest Period, Bank shall not retroactively adjust as to such Interest Period any interest rate calculated using the Assessment Rate.

      1.5 Available Amounts shall mean $8,000,000.00 less the outstanding principal balance of the Note.

      1.6 Bank shall mean the holder of the Note.

      1.7 Borrower shall mean the maker of the Note.

      1.8 Business Day shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Seattle, Washington, are authorized or required by law to close.

      1.9 Commencement Date shall mean the first day of any Interest Period as requested by Borrower.

      1.10 Fixed Rate shall mean the Offshore Rate or Adjusted LIBOR Rate.

      1.11 Fixed Rate Loans shall mean Offshore Rate Loans and LIBOR Rate Loans.

      1.12 Grand Cayman Rate shall mean the interest rate (rounded upward to the nearest 1/16th of one percent) at which Bank's Grand Cayman Branch, Grand Cayman, British West Indies, would offer U.S. dollar deposits for the applicable Interest Period to other major banks in the offshore dollar inter-bank markets.

      1.13 Interest Period shall mean the period commencing on the date of any advance at or conversion to a Fixed Rate and ending on any date thereafter as selected by Borrower, subject to the restrictions of Section 2.3. If any Interest Period would end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day.

      1.14 LIBOR Rate shall mean for any Interest Period the per annum rate, calculated on the basis of actual number of days elapsed over a year of 360 days, for U.S. Dollar deposits for a period equal to the Interest Period appearing on the display designated as "Page 3750" on the Telerate Service (or such other page on that service or such other service designated by the British Banker's Association for the display of that Association's Interest Settlement Rates for U.S. Dollar deposits) as of 11:00 a.m., London time, on the day which is two London Banking Days prior to the first day of the Interest Period. If there is no period equal to the Interest Period on the display, the LIBOR Rate shall be determined by straight-line interpolation to the


Page A-1
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nearest month (or week or day if expressed in weeks or days) corresponding to the Interest Period between the two nearest neighboring periods on the display.

      1.15 LIBOR Rate Loans shall mean those portions of principal of the Note accruing interest at the Adjusted LIBOR Rate.

      1.16 London Banking Day shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in London, England, are authorized or required by law to close.

      1.17 Note shall mean the promissory note to which this exhibit is attached.

      1.18 Offshore Rate shall mean the interest rate determined by the following formula, rounded upward to the nearest 1/100 of one percent (all amounts in the calculation will be determined by Bank as of the Commencement
Date):

                (Grand Cayman Rate / Reserve Adjustment) + 1.50%

      1.19 Offshore Rate Loans shall mean those portions of principal of the Note accruing interest at the Offshore Rate.

      1.20 Reserve Adjustment shall mean as of any day the remainder of one minus that percentage (expressed as a decimal) which is the highest of any such percentages established by the Board of Governors of the Federal Reserve System (or any successor) for required reserves (including any emergency, marginal, or supplemental reserve requirement) regardless of the aggregate amount of deposits with said member bank and without benefit of any possible credit, proration, executions, or offsets for time deposits established at offices of member banks located outside of the united States or for eurocurrency liabilities, if any.

      1.21 Termination Date shall mean August 1, 2001, or such earlier date upon which Bank makes demand for payment in full under the Note based on a default under the Note.

                                   ARTICLE 2

                             Interest Rate Options

      2.1 Interest Rates and Payment Date. The Note shall bear interest from the date of Advance on the unpaid principal balance outstanding from time to time at the Fixed Rate as selected by Borrower and all accrued interest shall be payable in arrears as provided in the Note.

      2.2 Procedure. Borrower may, before 9:30 a.m. on any Commencement Date, request Bank to give an Offshore Rate or a Quoted Rate quote for a specified loan amount and Interest Period. Borrower may, on any London Banking Day two London Banking Days before a Commencement Date, request Bank to give an Adjusted LIBOR Rate quote for a specified loan amount and Interest Period. Bank will then quote to Borrower the available Fixed Rate. Borrower shall have two hours from the time of the quote to elect a Fixed Rate by giving Bank irrevocable notice of such election.

      2.3 Restrictions. Each Interest Period shall be one month or two months or three months or six months or any other term acceptable to Bank in its sole discretion. In no event shall an Interest Period extend beyond the Termination Date. The minimum amount of a Fixed Rate Loan shall be $250,000.

      2.4 Prepayments. If Borrower prepays all or any portion of a Fixed Rate Loan prior to the end of an Interest Period, there shall be due at the time of any such prepayment the Prepayment Fee, determined in accordance with Form 51-6325 which is attached as Exhibit 1 to the Note.

      2.5 Inability to Participate in Market. If Bank in good faith cannot participate in the Eurodollar market for legal or practical reasons, there shall be no Fixed Rate option. Bank shall notify Borrower of and when it again becomes legal or practical to participate in the Eurodollar market, at which time the Fixed Rate option shall resume.

      2.6 Costs. Borrower shall reimburse Bank for all costs, taxes, and expenses, and defend and hold Bank harmless for any liabilities, which Bank may incur as a consequence of any changes in the cost of participating in, or in the laws or regulations affecting, the Eurodollar market, including any additional reserve requirements, except to the extent such costs are already calculated into the Fixed Rate. This covenant shall survive the payment of the Note.

      2.7 Basis of Quotes. Borrower acknowledges that Bank may or may not in any particular case actually match-fund a Fixed Rate Loan. FDIC assessments, and Federal Reserve Board reserve requirements, if any are assessed, will be based on Bank's best estimates of its marginal cost for each of these items. Whether


Page A-2
such estimates in fact represent the actual cost to Bank for any particular dollar or Eurodollar deposit or any Fixed Rate Loan will depend upon how Bank actually chooses to fund the Fixed Rate Loan. By electing a Fixed Rate, Borrower waives any right to object to Bank's means of calculating the Fixed Rate quote accepted by Borrower.

                                   ARTICLE 3

                                    Advances

      3.1 Revolving Loan Facility. Bank shall until the earlier of demand or the Termination Date make Advances to Borrower from time to time, to the extent of the Available Amounts, with the aggregate principal amount at any one time outstanding not to exceed $8,000,000.00. Borrower may borrow, prepay, and reborrow the principal of the Note in whole or in part.

      3.2 Procedure for Advances. Borrower may borrow on any Business Day. Borrower shall give Bank irrevocable notice (written or oral) specifying the amount to be borrowed and the requested borrowing date. Bank must receive such notice on or before 11:30 a.m., Seattle time, on the day borrowing is requested. All Advances shall be discretionary to the extent notification by Borrower is given subsequent to that time.


Page A-3

                          Exhibit 1 -- PREPAYMENT FEES

      If the principal balance of this note is prepaid in whole or in part, whether by voluntary prepayment, operation of law, acceleration or otherwise, a prepayment fee, in addition to any interest earned, will be immediately payable to the holder of this note.

      The amount of the prepayment fee depends on the following:

(1) The amount by which interest reference rates as defined below have changed between the time the loan is prepaid and either a) the time the loan was made for fixed rate loans, or b) the time the interest rate last changed (repriced) for variable rate loans.

(2)   A prepayment fee factor (see "Prepayment Fee Factor Schedule" on reverse).

(3)   The amount of principal prepaid.

If the proceeds from a CD or time deposit pledged to secure the loan are used to prepay the loan resulting in payment of an early withdrawal penalty for the CD, a prepayment fee will not also be charged under the loan.

              Definition of Reference Rate for Variable Rate Loans

The "Reference Rate" used to represent interest rate levels for variable rate loans shall be the index rate used to determine the rate on this loan having maturities equivalent to the remaining period to interest rate change date (repricing) of this loan rounded upward to the nearest month. The "Initial Reference Rate" shall be the Reference Rate at the time of last repricing and a new Initial Reference Rate shall be assigned at each subsequent repricing. The "Final Reference Rate" shall be the Reference Rate at the time of prepayment.

               Definition of Reference Rate for Fixed Rate Loans

The "Reference Rate" used to represent interest rate levels on fixed rate loans shall be the bond equivalent yield of the average U.S. Treasury rate having maturities equivalent to the remaining period to maturity of this loan rounded upward to the nearest month. The "Initial Reference Rate" shall be the Reference Rate at the time the loan was made. The "Final Reference Rate" shall be the Reference Rate at time of prepayment.

The Reference Rate shall be interpolated from the yields as displayed on Page 119 of the Dow Jones Telerate Service (or such other page or service as may replace that page or service for the purpose of displaying rates comparable to said U.S. Treasury rates) on the day the loan was made (Initial Reference Rate) or the day of prepayment (Final Reference Rate).

An Initial Reference Rate of % has been assigned to this loan to represent interest rate levels at origination.

                         CALCULATION OF PREPAYMENT FEE

If the Initial Reference Rate is less than or equal to the Final Reference Rate, there is no prepayment fee.

If the Initial Reference Rate is greater than the Final Reference Rate, the prepayment fee shall be equal to the difference between the Initial and Final Reference Rates (expressed as a decimal), multiplied by the appropriate factor from the Prepayment Fee Factor Schedule, multiplied by the principal amount of the loan being prepaid.


Form 51-6325: Page 1 of 2

                     Example of Prepayment Fee Calculation

Variable Rate Loan: A non-amortizing 6-month LIBOR based loan with principal of $250,000 is fully prepaid with 3 months remaining until next interest rate change date (repricing). An Initial Reference Rate of 7.0% was assigned to the loan at last repricing. The Final Reference Rate (as determined by the 3-month LIBOR index) is 6.5%. Rates therefore have dropped 0.5% since last repricing and a prepayment fee applies. A prepayment fee factor of 0.31 is determined from Table 3 below and the prepayment fee is computed as follows:

         Prepayment Fee = (0.07--O.065) x (0.31) x ($250,000) = $387.50

Fixed Rate Loan: An amortizing loan with remaining principal of $250,000 is fully prepaid with 24 months remaining until maturity. An Initial Reference Rate of 9.0% was assigned to the loan when the loan was made. The Final Reference Rate (as determined by the current 24-month U.S. Treasury rate on Page 119 of Telerate) is 7.5%. Rates therefore have dropped 1.5% since the loan was made and a prepayment fee applies. A prepayment fee factor of 1.3 is determined from Table 1 below and the prepayment fee is computed as follows:

         Prepayment Fee = (0.09 -- 0.075) x (1.3) x ($250,000) = $4,875

                         PREPAYMENT FEE FACTOR SCHEDULE

                        TABLE I: FULLY AMORTIZING LOANS

Proportion of Remaining
Principal Amount Being Prepaid               Months Remaining To Maturity/Repricing(1)
------------------------------------------------------------------------------------------------------------------------------
               0        3        6        9       12       24       36       48       60       84       120      240      360
------------------------------------------------------------------------------------------------------------------------------
90-100%        0        .21      .36      .52     .67      1.3      1.9      2.5      3.1      4.3      5.9      10.3     13.1
60-89%         0        .24      .44      .63     .83      1.6      2.4      3.1      3.9      5.4      7.5      13.2     17.0
30-59%         0        .28      .53      .78     1.02     2.0      3.0      4.0      5.0      7.0      9.9      18.5     24,4
0-29%          0        .31      .63      .92     1.22     2.4      3.7      5.0      6.3      9.0      13.4     28.3     41.8

                                           TABLE II: PARTIALLY AMORTIZING (BALLOON) LOANS

Proportion of Remaining Principal
Amount Being Prepaid                              Months Remaining To Maturity/Repricing(1)
------------------------------------------------------------------------------------------------------------------------------
               0        3       6        9        12       24       36       48       60       84      120      240      360
------------------------------------------------------------------------------------------------------------------------------
  90-100%      0        .26    .49       .71      .94      1.8      2.7      3.4      4.2      5.6     7.4      11.6     14.0
  60-89%       0        .30    .59       .86      1.15     2.2      3.3      4.3      5.3      7.1     9.4      15.0     18.1
  30-59%       0        .31    .63       .95      1.27     2.6      3.9      5.3      6.6      9.1     12.6     21.2     26.2
   0-29%       0        .31    .63       .95      1.27     2.6      4.0      5.4      7.0      10.2    15.7     33.4     46.0

                                           TABLE III: NONAMORTIZING (INTEREST ONLY) LOANS

Proportion of Remaining Principal
Amount Being Prepaid                              Months Remaining To Maturity/Repricing(1)
------------------------------------------------------------------------------------------------------------------------------
               0        3        6        9       12       24       36       48       60      84       120      240      360
------------------------------------------------------------------------------------------------------------------------------
   0-100%      0        .31      .61      .91     1.21     2.3      3.4      4.4      5.3     6.9      8.9      13.0     14.8

(1) For the remaining period to maturity/repricing between any two maturities/repricings shown in the above schedules, interpolate between the corresponding factors to the closest month.

The holder of this note is not required to actually reinvest the prepaid principal in any U.S. Government Treasury Obligations, or otherwise prove its actual loss, as a condition to receiving a prepayment fee as calculated above.


Form 51-6325: Page 2 of 2